ITEM 77C: MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

RESULTS OF MEETING OF SHAREHOLDERS

Threadneedle International Opportunity Fund

Columbia European Equity Fund

RiverSource Disciplined International Equity Fund

Columbia Asia Pacific-ex Japan Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011
(UNAUDITED)

A brief description of the proposal(s) voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposals are set forth below. A vote is based on total number of dollars outstanding in the Fund.

To elect directors to the Board.*

------------------------------------------------------------------------------------------------------------------------
                                                DOLLARS VOTED       DOLLARS VOTED                            BROKER NON-
                                                    "FOR"             "WITHHOLD"         ABSTENTIONS            VOTES
------------------------------------------------------------------------------------------------------------------------
01. KATHLEEN BLATZ                            1,211,486,195.106     19,664,741.358           0.00                0.00
------------------------------------------------------------------------------------------------------------------------
02. EDWARD J. BOUDREAU, JR.                   1,210,884,778.343     20,266,158.120           0.00                0.00
------------------------------------------------------------------------------------------------------------------------
03. PAMELA G. CARLTON                         1,211,231,326.636     19,919,609.828           0.00                0.00
------------------------------------------------------------------------------------------------------------------------
04. WILLIAM P. CARMICHAEL                      764,357,277.166     466,793,659.297           0.00                0.00
------------------------------------------------------------------------------------------------------------------------
05. PATRICIA M. FLYNN                         1,211,538,843.238     19,612,093.225           0.00                0.00
------------------------------------------------------------------------------------------------------------------------
06. WILLIAM A. HAWKINS                        1,211,093,902.162     20,057,034.301           0.00                0.00
------------------------------------------------------------------------------------------------------------------------
07. R. GLENN HILLIARD                         1,211,036,851.205     20,114,085.258           0.00                0.00
------------------------------------------------------------------------------------------------------------------------
08. STEPHEN R. LEWIS, JR.                     1,209,176,999.993     21,973,936.470           0.00                0.00
------------------------------------------------------------------------------------------------------------------------
09. JOHN F. MAHER                             1,211,293,869.948     19,857,066.515           0.00                0.00
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10. JOHN J. NAGORNIAK                         1,211,096,862.698     20,054,073.765           0.00                0.00
------------------------------------------------------------------------------------------------------------------------
11. CATHERINE JAMES PAGLIA                    1,211,078,976.798     20,071,959.665           0.00                0.00
------------------------------------------------------------------------------------------------------------------------
12. LEROY C. RICHIE                           1,210,695,216.619     20,455,719.845           0.00                0.00
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13. ANTHONY M. SANTOMERO                      1,210,827,692.705     20,323,243.758           0.00                0.00
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14. MINOR M. SHAW                             1,211,153,659.923     19,997,276.541           0.00                0.00
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15. ALISON TAUNTON-RIGBY                      1,211,005,073.369     20,145,863.094           0.00                0.00
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16. WILLIAM F. TRUSCOTT                       1,211,065,058.166     20,085,878.298           0.00                0.00
------------------------------------------------------------------------------------------------------------------------

To approve the proposed amendment to the Articles of Incorporation of RiverSource International Series, Inc. to increase the maximum number of board members.*

--------------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------
 1,187,433,917.535               30,401,494.635                 13,315,490.444                     33.850
--------------------------------------------------------------------------------------------------------------

* All dollars of RiverSource International Series, Inc. are voted together as a single class for election of directors and amendments to the Articles of Incorporation.

Threadneedle International Opportunity Fund

To approve a proposed Agreement and Plan of Reorganization between Threadneedle International Opportunity Fund and Columbia Multi-Advisor International Equity Fund.

--------------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------
  287,041,010.257                11,471,754.594                  8,912,847.072                 27,994,237.530
--------------------------------------------------------------------------------------------------------------

RiverSourcce Disciplined International Equity Fund

To approve a proposed Agreement and Plan of Reorganization between RiverSource Disciplined International Equity Fund and Columbia Multi-Advisor International Equity Fund.

--------------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------
  242,486,462.811                 3,967,980.701                  6,116,162.931                112,364,719.120
--------------------------------------------------------------------------------------------------------------

Columbia European Equity Fund

To approve a proposed Agreement and Plan of Redomiciling.

--------------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------
  61,352,377.517                  2,182,080.242                  1,734,467.295                 10,515,931.640
--------------------------------------------------------------------------------------------------------------

To approve a proposed Investment Management Services Agreement.

--------------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------
  61,627,001.633                  2,014,867.563                  1,627,055.858                 10,515,931.640
--------------------------------------------------------------------------------------------------------------

Columbia Asia Pacific ex-Japan Fund

To approve a proposed Agreement and Plan of Redomiciling.

--------------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------
  454,262,155.982                  468,215.160                    58,542.650                    221,990.960
--------------------------------------------------------------------------------------------------------------

To approve a proposed Investment Management Services Agreement.

--------------------------------------------------------------------------------------------------------------
DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
--------------------------------------------------------------------------------------------------------------
  454,201,847.872                  521,692.430                    65,373.490                    221,990.960
--------------------------------------------------------------------------------------------------------------